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                                                                   EXHIBIT 10(a)

                                  ALLETE, INC.
                      DIRECTOR COMPENSATION TRUST AGREEMENT

                           EFFECTIVE OCTOBER 11, 2004
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                                TABLE OF CONTENTS

                                                                            PAGE

Section 1     Establishment of Trust                                           3

Section 2     Payments to Plan Participants and Their Beneficiaries            5

Section 3     Trustee Responsibility Regarding Payments to Trust
              Beneficiary When Company is Insolvent                            6

Section 4     Payments to the Company                                          7

Section 5     Investment Authority                                             7

Section 6     Disposition of Income                                            9

Section 7     Accounting by Trustee                                            9

Section 8     Responsibility of Trustee                                        9

Section 9     Compensation and Expenses of Trustee                            10

Section 10    Resignation and Removal of Trustee                              10

Section 11    Appointment of Successor                                        10

Section 12    Amendment or Termination                                        11

Section 13    Miscellaneous                                                   11

Section 14    Effective Date                                                  12


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           TRUST UNDER THE ALLETE DIRECTOR COMPENSATION DEFERRAL PLAN


This Agreement effective as of this 11th day of October, 2004, by and between ALLETE, Inc. ("Company") and Marshall & Ilsley Trust Company N.A. ("Trustee");

WHEREAS, Company has adopted a non-qualified deferred compensation plan for its non-employee directors known as the ALLETE Director Compensation Deferral Plan ("Plan");

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such time as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group non-employee directors of ALLETE, Inc.;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.     ESTABLISHMENT OF TRUST.

             (a) Company hereby deposits with Trustee in trust Ten Dollars
                 ($10.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

             (b) Except as provided elsewhere herein, the Trust hereby
                 established shall be irrevocable.

             (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

             (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.


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             (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

             (f) After a Change in Control described in Section 1(f)(1) the following shall occur with respect to the Trust. The assets shall be held for participants who had benefit rights under the Plan for which the Trust was created before the Change in Control occurred (the "previous participants"). If the Company makes further contributions for benefits owed to participants under the Plan who first become participants after the change in control, other than contributions for previous participants, such contributions and any insurance contracts or other assets purchased with such contributions shall be held in a new subtrust separate from any existing subtrust for previous participants. The subtrust for previous participants shall be a separate subtrust, and shall cover all the benefits provided by the Plan for a previous participant, including benefits accrued after the Change in Control, and additional contributions made after the Change in Control.

                    (1) A "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
                        a. The commencement of proceedings for dissolution or
                           liquidation of the Company;
                        b. A reorganization, merger or consolidation of the
                           Company with one or more unrelated corporations, as a result of which the Company is not the surviving corporation;
                        c. The sale, exchange, transfer or other disposition of
                           shares of the common stock of the Company (or shares of the stock of any person that is a shareholder of the Company) in one or more transactions, related or unrelated, to one or more Persons unrelated to the Company if, as a result of such transactions, any Person (or any Person and its affiliates) owns more than twenty percent (20%) of the voting power of the outstanding common stock of the Company;
                        d. A reorganization, merger or consolidation of the
                           Company with one or more unrelated corporations, if immediately after the consummation of such transactions less than a majority of the board of directors of the surviving corporation is comprised of Continuing Directors. The Continuing Directors shall mean (i) each member of the Board of Directors of the Company, while such person is a member of the Board, who is not the other party to the transaction, as Affiliate or Associate (as these terms are defined in the Exchange Act) of such other party to the transactions, or a representative of such other party or of any such Affiliate or Associate, and was a member of the Board immediately prior to the initial public announcement of a proposal relating to a reorganization, merger or consolidation involving such other party, or an Affiliate or Associate of such other party of (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board,


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                           who is not the other party to the transaction, or an
                           Affiliate or Associate thereof, or a representative of such other party to the transaction or of any such Affiliate or Associate if such person's nomination for election to the Board is recommended or approved by two-thirds of the Continuing Directors then in office:

                        e. The sale of all or substantially all the assets of
                           the Company. The distribution by the Company to its shareholders of all of its shares of common stock of ADESA, Inc., representing its residual interest in ADESA, Inc., following ADESA, Inc.'s Initial Public Offering, however, shall not be a Change in Control of the Company.

                        Notwithstanding the above, a Change in Control of the Company shall not occur as a result of the distribution by the Company to its shareholders of all of its shares of common stock of ADESA, Inc., representing a residual interest in ADESA, Inc., following ADESA, Inc.'s initial public offering.

                        As used herein, the term Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof including usage in the definition of a "group" in
                        Section 13(d) thereof.

                    (2) The Company shall give written notice to the Trustee of any impending or actual Change of Control of the Company. Only if and when Trustee shall receive such notice the Trustee shall hold, administer, distribute and enforce the terms of this Trust pursuant to the terms of this Section. Alternatively, three members of the Board of Directors may advise the Trustee of a change in control.

     Section 2.     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) In the event the Trust makes payments to Plan participants or their beneficiaries, the Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.


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             (c) Company may make payment of benefits directly to Plan
                 participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participant or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

             (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by any state or federal regulatory authority.

             (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                    (1) The Board of Directors and the Chief Executive Officer
                        of the Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                    (2) Unless Trustee has actual knowledge of Company's
                        Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                    (3) If at any time Trustee has determined that Company is
                        Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                    (4) Trustee shall resume the payment of benefits to Plan
                        participants or their beneficiaries in accordance with
                        Section 2 of this Trust Agreement only after


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                        Trustee has determined that Company is not Insolvent (or
                        is no longer Insolvent).

             (c) Provided that there are sufficient assets, if Trustee
                 discontinues the payment of benefits from the Trust pursuant to
                 Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.     PAYMENTS TO THE COMPANY.

             (a) Except as provided in Section 3 and Section 4(b) and (c)
                 hereof, Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

             (b) The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

             (c) In the event the Trust shall have Excess Assets credited to its account hereunder, the Board of Directors, at its option, may direct the Trustee to return to the Company that part of the assets equal to such Excess Assets. As used herein, the term "Excess Assets" are assets credited to the account exceeding one-hundred percent of the present value of the benefits due participants in the Plan. The determination of the existence of Excess Assets shall be solely the responsibility of the Company and Trustee shall be fully protected and indemnified for any return of assets pursuant to this Section 4(c).

     Section 5.     INVESTMENT AUTHORITY.

             (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee at the direction of the Company or the person designated thereby as Administrator ("designee"), and shall in no event be exercisable by or rest with Plan participant.

             (b) In addition to the general investment powers set forth above in this Section 5, the following provisions shall apply:

                    (i.) Investment Guidelines and Directives. The Trustee shall manage, acquire, or dispose of the assets of the Trust in accordance with this Agreement and the directions of the Company or its designee. To the extent permitted by law, the Trustee shall not be liable for any investment made pursuant to the Company's or its designee's direction.


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                    (ii.) Trustee Powers. The Trustee shall have the following powers, rights and duties subject to the Section 8 and the other provisions of this Trust Agreement:

                             (A) To receive and hold all contributions paid to
                                 it by the Company; provided, however, that the Trustee shall have no duty to require any contributions to be made to it;

                             (B) To effectuate the written investment
                                 instructions given by the Company or its designee without regard to any law now or hereafter in force limiting investments of fiduciaries;

                             (C) To retain in the Trust for investment, any
                                 property deposited by the Trustee hereunder;

                             (D) To have the authority to invest and reinvest
                                 assets of the Trust in shares of common or preferred stock, bonds, notes, debentures, short-term securities, partnerships, mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee), common Trust funds, and other property, real or personal, of any kind; to purchase and sell "put" or "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trust;

                             (E) To acquire, hold or dispose of insurance or
                                 annuity contracts as directed by the Company or its designee;

                             (F) To borrow from anyone such amount or amounts of
                                 money necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

                             (G) To retain in the Trust for investment or
                                 pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee, notwithstanding that Trustee or any affiliate thereof may accrue interest on such amounts;

                             (H) To establish accounts in any affiliate of the
                                 Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purposes of the Trust;

                             (I) To deposit securities with a clearing
                                 corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with, and to merge such certificates into, certificates of the same class of the same issuer which constitutes assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation,

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                                 provided that the records of the Trustee shall
                                 indicate the actual ownership of the securities and other property of the Trust Fund.

                             (J) To participate in and use the Federal
                                 book-entry Account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

                             (K) To hold securities or property in the name of
                                 the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

     Section 6.     DISPOSITION OF INCOME.

     (a) During the Term of this Trust, all income received by the Trust, net expenses and taxes, shall be accumulated and reinvested.

     Section 7.     ACCOUNTING BY TRUSTEE.

     (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.     RESPONSIBILITY OF TRUSTEE.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing (or any other mutually acceptable form) by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonable timely manner, Trustee may obtain payment from the Trust.


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     (c) Trustee may consult with legal counsel (who may also be counsel for
         Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.     COMPENSATION AND EXPENSES OF TRUSTEE.

     (a) Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.    RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11.    APPOINTMENT OF SUCCESSOR


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     (a) If Trustee resigns or is removed in accordance with Section 10(a) or
         (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12.    AMENDMENT OR TERMINATION.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefits payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

     Section 13.    MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.


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     Section 14.    EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be October 11, 2004.

     IN WITNESS WHEREOF, the Company and Trustee have caused this Agreement to be duly executed on the date indicated below first above written.

     ALLETE, INC.

     By:     /s/ Randal D. Carter
             ----------------------------
     Title:  Manager, Executive Compensation and Employee Benefits
             ----------------------------
     Attest: /s/ Cindy Lundgren
             ----------------------------
     Title:  Executive Secretary
             ----------------------------


     MARSHALL & ILSLEY TRUST COMPANY N.A.


     By:     /s/ Michael C. Wieber
             ----------------------------
     Title:  V.P.
             ----------------------------
     Attest: /s/ Scott D. Siebert
             ----------------------------
     Title:  A.V.P.
             ----------------------------


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